SIXTH AMENDMENT TO MANUFACTURING AGREEMENT


            This Sixth Amendment made as of May 13, 1999, to Manufacturing Agreement dated December 29, 1989 between SIGNORE, INC., a Delaware corporation ("Seller") and AMERICAN LOCKER SECURITY SYSTEMS, INC., a Delaware corporation ("Buyer").

            WHEREAS, Seller and Buyer are parties to a Manufacturing Agreement dated December 29, 1989, as amended by the First Amendment to Manufacturing Agreement dated as of May 3, 1995, as further amended by the Second Amendment to Manufacturing Agreement dated as of March 15, 1996, as further amended by the Third Amendment to Manufacturing Agreement dated as of May 21, 1996, as further amended by the Fourth Amendment to Manufacturing Agreement dated as of May 20, 1997, and as further amended by the Fifth Amendment to Manufacturing Agreement dated as of May 19, 1998 (such Manufacturing Agreement, as so amended, the "Amended Agreement"); and

            WHEREAS, Seller and Buyer wish to make certain amendments to the Amended Agreement.

            NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, Seller and Buyer agree as follows:

            1. All defined terms used herein shall have the definitions set forth in the Amended Agreement.

            2. Buyer and Seller acknowledge that as of December 31, 1998, the Remaining Inventory Value of Locker Inventory (as defined in
                  Section 3(f) of the Amended Agreement) was $1,353,988. In accordance with the provisions of Section 3(f) of the Amended Agreement, Buyer has paid to Seller the sum of $52,649, receipt of which is acknowledged by Seller.


            Such $52,649 payment is calculated as follows:

            Actual Inventory 12/31/98                                 $1,353,988
            Remaining Inventory Value 1/1/98                           1,301,339
            Payment Due from Buyer to Seller                          $   52,649
                                                                      ==========


            3. Buyer and Seller agree that Locker Inventory determined on a pro forma basis as of December 31, 1998 as if all payments required under Section 2 hereof had been made as of that date was $1,353,988 (i.e. Remaining Locker Inventory as of January 1, 1998 of $1,301,339 plus the $52,649 payment made by Buyer under Section 2 hereof).

            4. Except as expressly provided herein, the Amended Agreement shall remain unamended and in full force and effect.

            WITNESS the due execution hereof.

                                          SIGNORE, INC.

                                          By  /s/ ALEX N. DITONTO
                                          Title:  Chairman and Chief Executive
                                                  Officer


                                          AMERICAN LOCKER SECURITY SYSTEMS, INC.


                                          By  /s/ EDWARD F. RUTTENBERG
                                            ------------------------------------
                                          Title:  Chairman and Chief Executive
                                                  Officer